SECURITIES AND EXCHANGE COMMISSION
                                 Washington, DC


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



                          Date of Report: JULY 7, 1998



                        GOLDEN EAGLE INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)



    Colorado                        0-23726                      84-1116515
(State of other                   (Commission                  (IRS Employer
jurisdiction of                   File Number)               Identification No.)
incorporation)


          4949 South Syracuse Street, Suite 300, Denver, Colorado 80237
          -------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (303) 694-6101

Item 1. Changes in Control of Registrant
        --------------------------------

     None


Item 2. Acquisition or Disposition of Assets
        ------------------------------------

     None


Item 3. Bankruptcy or Receivership
        --------------------------

     None


Item 4. Changes in Registrant's Certifying Accountant
        ---------------------------------------------

     None


Item 5. Other Events
        ------------

a)   Change in Corporate Counsel

     Registrant has again retained the services of Michael A. Littman, Esq. as its counsel, whose address is 10200 W. 44th Avenue, Suite 400, Wheat Ridge, Colorado 80033; phone (303) 422-8127; fax (303) 422-7796. Registrant has terminated the services of Russell C. Burk as its counsel.

b)   SEC Civil Action

     On May 7, 1998, the SEC filed a civil action (SEC vs. Golden Eagle International, Inc., No. 98-Z-1020 [D. Colo.]) against Registrant; Registrant's former president, Ron Knittle (resigned in May of 1996); Registrant's current secretary/treasurer and a director, Mary Erickson; Registrant's former public relations firm (had not performed work for Registrant for over 2 years); and two individuals, regarding acts which had occurred between 1994 and mid-1996. Among the allegations made in the SEC's complaint were that Registrant and the individuals involved had issued press releases which were false and misleading in an attempt to hype the value of the Registrant's stock.

c)   Consultant and Report

     Mr. Guido Paravicini, M.A., Eng., an independent consulting mining engineer and geophysicist, was retained by Registrant in late 1996 to carry out a literature search regarding the Cangalli concessions under the control of Registrant's subsidiary at the time, Golden Eagle Bolivia Mining, S.A., as well as the surrounding Tipuani Mining District. Registrant also retained Mr. Paravicini to carry out a field sampling program; to perform geological mapping and interpretation; to report resources and reserves, if any, found on the Cangalli concessions; and to investigate Registrant's subsidiary's legal right to mine the property under study. Mr. Paravicini produced a report entitled, "Summary Geological Report on the Gold Deposits at Cangalli, Bolivia" (January 1997), and the final report entitled, "Technical Geological Report on the Gold Deposits at Cangalli, Bolivia" (April 1997). At the time Mr. Paravicini was retained, in late 1996, Registrant performed substantial due diligence on Mr. Paravicini's credentials, including receiving photocopies of all of his diplomas and certificates, as well as independently verifying that Mr. Paravicini had studied at the indicated universities. Professional references were provided and investigated, and Mr. Paravicini's general reputation for competence and expertise in the community among his peers was also confirmed.

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


     At Registrant's request, Mr. Paravicini continued his field sampling work and geological mapping and interpretation from mid-1997 through April 1998. On May 21, 1998, Mr. Paravicini delivered to Registrant's offices in La Paz, Bolivia a copy of his geological report on his findings entitled, "Technical Geological and Sampling Report: Resources and Reserves on the Gold Deposits at Cangalli, Bolivia." In addition, Mr. Paravicini communicated the results of his report to Mr. Terry C. Turner, Registrant's president. Mr. Turner interviewed Mr. Paravicini in detail regarding the substance of the report, as well as the nature of the sampling; chain of custody of those samples; assay procedures; ore block modeling; minimum physical and chemical criteria which had been applied to estimate reserves related to specified mining and production practices, including those for grade, quality, thickness, and depth; and Mr. Paravicini's reasonable assumptions regarding economically and legally mining the deposit. A written report with appendices totaling approximately 2,500 pages was subsequently delivered and has been translated into English.

d)   SEC Testimony Regarding Report

     On June 4, 1998, Registrant's counsel, Mr. John Henry Schlie, received a request from the Regional Office of the U.S. Securities and Exchange Commission in Denver, Colorado, that the Registrant produce a copy of the report on which the Press Release of May 22, 1998, was based, by Monday, June 8, 1998. In addition, the same request from the SEC Regional Office included a request that the Registrant produce Mr. Guido Paravicini to provide voluntary testimony regarding his report on Friday, June 12, 1998. Registrant informed the SEC Regional Office that Mr. Paravicini was an independent consultant, and could not be compelled by the Registrant to appear. However, the Registrant immediately invited Mr. Paravicini to appear in Denver, Colorado, on the date indicated by the SEC to offer voluntary testimony regarding his report. Registrant had expressed to the SEC Regional Office its desire to cooperate fully, provide any and all pertinent information. Registrant did not request reimbursement of Mr. Paravicini's travel expenses or daily compensation rate from the SEC in a further attempt to facilitate the information-gathering process.

     Mr. Paravicini's report was provided to the SEC on Thursday, June 11, 1998, with all appendices, in bound form. Mr. Paravicini did appear as requested on June 12, 1998, before members of the SEC Regional Office staff in Denver, Colorado, and offered his voluntary testimony over the course of June 12th, 16th, and half a day on the 17th.

     On June 17, 1998, Mr. Terry C. Turner, Registrant's President, also offered voluntary testimony to the staff of the Regional Office of the SEC in Denver, Colorado, relative to the issuance of the Press Release on May 22, 1998; other issues regarding Mr. Paravicini's consulting contract and report; as well as Registrant and its business in general.

e)   SEC Notice

     The Securities and Exchange Commission has notified Registrant that it believes that the news release by the Company about the report on May 22, 1998 may have been released without a sufficient basis as to the reliability of the report. The Commission staff has raised questions concerning the methodology, analysis and preparation of the report.
     Registrant has determined that, in light of the SEC position, it is not appropriate to publish the report or further excerpts therefrom or to file it as an exhibit on Form 8-K. The Staff of the Central Regional Office of the SEC has notified Registrant that it is considering recommending to the Commission the amendment of its current action against Registrant to include violations [including Section 10(b)(5)] which may have resulted from the May 22, 1998 press release. That notification also permits Registrant, as well as its president, Mr. Terry C. Turner, to make a Wells Submission, which is a written statement setting forth their legal position regarding the May 22, 1998 press release.

f)   Review of Report

     Registrant is interviewing other independent mining/mineral/geological consulting firms to review, audit, amend, and correct, if necessary, the report of Guido Paravicini, and otherwise advise Registrant. If and when results are available and if appropriate for release, Registrant may release information.

g)   Critical Analysis and Review of May 1998 Report of Paravicini

     Registrant is in the process of significant critical evaluation, review and analysis of the Report of May 1998 by Guido Paravicini. Shareholders and potential purchasers of Registrant's shares are advised that the Report, and any results from such report, are subject to substantial and material changes including reduction or elimination of "reserves". As analysis, evaluation, and review are completed, and if changes, corrections, additions, recalculations or modifications are made in the report, the results from such report may need to be substantially restated. Registrant is interviewing well-respected mining/mineral/geological consulting firms to perform an audit, analysis and review of the report, the methods used, the calculations made, and the engineering and geology contained therein. There can be no assurance that a new independent firm will confirm any "reserves" or "mineralization" on the Cangalli concessions, and such new report, if adverse, may result in substantially negative findings regarding the Cangalli Concessions, which are the subject of Registrant's contract rights.

h) Changes, Omissions and Errors May Result in Material and Substantive Questions Regarding the Credibility of May 1998 Report by Guido Paravicini

     Mr. Paravicini has informed Registrant that Proven Reserves, as contained in the May 1998 Report, must be reduced by at least 29,254 ozt of gold as a result of calculation errors. When changes, omissions and errors are found in a report regarding resources and reserves, the entire report itself, including its methodology, analysis, and preparation, must also be subject to a new level of scrutiny. Registrant is interviewing well-respected mining/mineral/geological consulting firms to engage in three tasks relative to Mr. Paravicini's May 1998 report and the Cangalli concessions:

     1. An overall audit and evaluation of Mr. Paravicini's 1998 report. If problems are found which are remediable, suggestions to Registrant's Board regarding how those problems may be corrected;

     2. Performance of necessary field work to evaluate the reliability of Mr. Paravicini's geological interpretation of the Cangalli concessions' mineralization, and to verify previously-performed sampling work or resample, as deemed necessary;

     3. Recommendations to Registrant's Board regarding future necessary studies, sampling, metallurgical analysis, tests, measurements, volume and grade calculations, feasibility work, etc., which may be required to advance Registrant's subsidiary's project on the Cangalli concessions.

i)   Registrant's Financial Ability.

     Registrant is currently substantially indebted for small operating loans and one large revolving line of credit from a Texas bank. For the foregoing, Registrant is not in a financial position to develop any resources or reserves which may exist on the Cangalli concessions in any significant manner. Registrant's financial ability is very material to consideration of any investment decision by Registrant's shareholders or prospective shareholders.

j)   Registrant's Experience and Expertise.

     Registrant has no experience or expertise operating a large open-pit, or high volume underground mining operation, and the metallurgical plant that would necessarily accompany such operations. In addition, Registrant has a track record of operating at a loss over the past two-year period on its small underground operation, and its two attempts at small, pilot open-pit operations. Registrant would necessarily have to find a joint-venture partner with the experience and expertise that Registrant lacks, or make other financial and corporate arrangements, such as a merger with a stronger, more experienced company or the sale of its subsidiary's contract mining rights. Registrant believes that these facts regarding Registrant's experience and expertise are material and should be considered by Registrant's shareholders and prospective shareholders. Registrant's management has also made key strategic decisions within the passed year to focus Registrant's, and Registrant's subsidiary's, financial resources on:
     1) the rehabilitation of the Cangalli shaft and the development of underground operations in the Paleochannel; and 2) the exploration efforts which have culminated in the May 1998 Paravicini report. These decisions may or may not have been the most beneficial for Registrant's overall interests, and shareholders or prospective shareholders, should carefully analyze the financial decisions made by Registrant's management and their impact on Registrant's financial well being in the future.

k)   Current Activities

     1. As of the date of the filing of this Report, only $125,000 of a $250,000 convertible debenture loan has been received from the investment group in Europe, which funds were to be used to start up open pit operations. The shortfall is due, in part, to changes instituted by the SEC regarding the holding period for securities pursuant to Regulation "S". This new rule change was promulgated by the SEC and took effect on April 27, 1998. Registrant cannot assure that the balance of the convertible debenture loan proceeds will ever be received by Registrant. Registrant's projected use of the loan proceeds has been significantly frustrated by the failure of the European group to complete the loan. However, Registrant is not threatening to take any legal action for the failure since any change in Regulation "S" was a condition for modification of the convertible debenture loan agreement.

     2. Without sufficient capital, the start-up of the open-pit program has been indefinitely postponed due to lack of capital.

     3. Registrant has retained an attorney to file a registration statement for a secondary offering of up to 10 million shares of Registrant's common stock for capital to begin open pit mining. However, Registrant cannot assure that such efforts will be successful, particularly in light of recent actions taken by the SEC regarding the suspension of trading in Registrant's shares, and the pending civil action between the SEC and the Registrant. The registration has not yet been filed.

     4. The open-pit production schedule set for the end of April 1998 is postponed indefinitely until Registrant has had an opportunity to raise capital or find a partner or joint venture. In addition, ISP Engineering, who was extremely patient with Registrant during weather-related delays, has informed Registrant (June 1998) that it must assign its equipment destined for the Cangalli open-pit project elsewhere to other productive projects. ISP has returned Registrant's equipment mobilization deposit and exercised its contract right regarding delays to withdraw.

     5. German Zambrana was continuing his study of fine gold issues on the Cangalli deposit. Mr. Zambrana completed the first phase of his work the fine gold recovery study, and is awaiting second phase funding to implement his findings in a working metallurgical flow sheet. Further activities have been indefinitely postponed by Registrant until its capital is available.

     6. The "El Nino" weather phenomenon has substantially subsided. Registrant experienced extraordinary costs for mine maintenance and pumping. Otherwise, the greatest impact suffered by Registrant was the delay factor in carrying out its projects, and the inability to produce significant quantities of gold, even to minimally meet overhead expenses, because of the need to be, almost exclusively, dedicated to mine maintenance and pumping.

     7. Between the dates of January 26-29, 1998, Mr. Gaylen Hansen, CPA, Registrant's independent auditor, accompanied Terry C. Turner, Registrant's President, to La Paz, Bolivia to review accounting and auditing procedures and U.S. Generally Accepted Accounting Principles ("GAAP") with Registrant's subsidiary's accounting staff and its independent auditors. As of the date of the filing of this 8-K Current Report, Registrant still has not filed its audited financial statements and its 10-K Annual Report. This delay is due exclusively to a misunderstanding and misinterpretation on the part of
          Registrant's subsidiary's independent auditors in Bolivia. The independent audit produced in Bolivia during March 1998 was found to have several capitalization and expense issues misinterpreted. Registrant has diligently sought to correct those misunderstandings, and Registrant's independent auditor has spent many hours working through the issues with the independent auditors in Bolivia. Registrant cannot give assurances, that its consolidated audited financial statements, together with its 10-K Annual Report, will be filed within any specific period.


Item 6. Resignation of Directors
        ------------------------

     None


Item 7. Financial Statements, Pro Forma Financials and Exhibits
        -------------------------------------------------------

     None



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




Date:  July 7, 1998                      Golden Eagle International, Inc.




                                         By: /s/ Terry C. Turner
                                            ------------------------------------
                                            Terry C. Turner, President